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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 13, 2002
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                          FIBERNET TELECOM GROUP, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                  333-7841            52-2255974
       (State or Other Jurisdiction (Commission File Number) (I.R.S. Employer
                of Incorporation)                            Identification No.)

                              570 Lexington Avenue
                            New York, New York 10022

                         (Address of principal executive
                           offices including zip code)

                                 (212) 405-6200

                         (Registrant's telephone number,
                              including area code)


                                      N.A.
                                      ----
          (Former name or former address, if changed since last report)

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Item 5. Other Events.

     On August 13, 2002, the lenders under our senior secured credit facility agreed to further extend the due date of our first quarter interest payment originally due on March 14, 2002, as well as the due date of our second quarter interest payment originally due on June 14, 2002 and the current interest payment originally due on August 14, 2002 to August 30, 2002. In addition, on August 13, 2002, the holder of a $2.0 million promissory note we issued on March 15, 2002 agreed to amend certain terms of the note, resulting in a further extension of the note's term. A copy of the amendment to the note is attached to this Current Report on Form 8-K as Exhibit 4.1. Both of these extensions were granted in anticipation of a possible equity financing or a broader recapitalization that we intend to consummate by September 30, 2002.

     There can be no assurance that we will be able to successfully consummate a financing or a broader recapitalization on acceptable terms or at all. In addition, any financing or broader recapitalization we undertake will be substantially dilutive to our existing stockholders.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.                  Description

4.1             Form of Amendment to Promissory Note

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     FIBERNET TELECOM GROUP, INC.
                                     Registrant)

Dated:   August 14, 2002             By:  /s/ Michael S. Liss
         ---------------                  -----------------------------
                                          Michael S. Liss
                                          President and Chief Executive Officer